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                                                                Exhibit 11


                      [PRICEWATERHOUSECOOPERS LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                -------------


We consent to the inclusion in this registration statement on Form N-1A (File No. 2-85406) of our report dated July 28, 1998, on our audit of the financial statements and financial highlights of the Reserve New York Tax-Exempt Trust. We also consent to the reference to our firm under the captions "Financial Highlights" and "Custodial Services and Independent Accountants".





                             /S/ PRICEWATERHOUSECOOPERS LLP
                                 PricewaterhouseCoopers LLP


New York, New York
July 30, 1998